Exhibit 35.1

1123-Servicer Compliance Statement

Transactions Listed With SEC

I, Shawn Kormanek, Senior Vice President ofCitiMortgage, Inc., certify that:

(a) A review ofCitiMortgage, Inc. (the “Servicer”) activities during the 12 month period ending December 31, 2018 (“Reporting Period”) and of its performance under the applicable servicing agreement as identified on Schedule A has been made under my supervision.

(b) To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout the Reporting Period.

Schedule A

Transactions Listed with SEC 2018

CitiMortgage Bond Administrator	CRLI Primary Servicing (Investor Code)	CMI Primary Servicing (Investor Code)	CMI-Master Servicing (Investor Code)	CMI Primary Bonds (Bond # or GSE Investor Block #)	Security or Deal	Party the Servicer Is Reporting To (Master Servicer or Trustee or Investor)
			7800		SEQUOIA MORTGAGE TRUST 2013—8 (SEMT 2013—8)	W ILMINGTON TRUST, NATIONAL ASSOCIATION